Exhibit 10.36

SECOND AMENDMENT
TO THE
FEDERAL HOME LOAN MORTGAGE CORPORATION
LONG-TERM DISABILITY PLAN

(As Restated and Amended January 1, 1997 and amended December, 2001)

SECOND AMENDMENT TO THE FEDERAL HOME LOAN MORTGAGE CORPORATION LONG-TERM DISABILITY PLAN (the “Plan”) by the FEDERAL HOME LOAN MORTGAGE CORPORATION (the “Corporation”), a corporation organized and existing under the laws of the United States of America.

W I T N E S S E T H:

WHEREAS, the Plan was restated effective January 1, 1997 and amended December, 2001, and

WHEREAS, the Corporation desires to amend the Plan to provide procedures for handling its receipt of cash and/or stock proceeds from the demutualization of Prudential Insurance Company of America (the “Demutualization Proceeds”) attributable to employee contributions for premiums for additional coverage (“Buy Up Contributions”) and

WHEREAS, section 3.6 of the Plan permits the Corporation to amend the Plan, and

WHEREAS, the appropriate officer of the Corporation has been duly authorized to amend the Plan and to execute this amendment,

NOW, THEREFORE, Article II of the Plan is hereby amended to add a new section 2.5 as follows, effective January 1, 2002 to adopt the following procedures for handling the receipt of the Demutualization Proceeds attributable to employee contributions.

2.5. Demutualization Proceeds.

(a) Identification of Plan Assets/Plan Proceeds  Upon receipt of cash and/or stock proceeds from the demutualization of Prudential Insurance Company of America

(“Demutualization Proceeds”), that portion of the Demutualization Proceeds attributable to voluntary employee contributions (“Buy-Up Contributions”) shall be identified and considered “plan assets” (as such term is used in the Employee Retirement Income Security Act of 1974, as amended) for purposes of the Plan and shall hereafter be referred to as the “Plan Proceeds”. With respect to any Demutualization Proceeds received in the form of cash, Plan Proceeds shall include the amount of cash received multiplied by the Buy-In Fraction. With respect to any Demutualization Proceeds received in the form of stock, Plan Proceeds shall include the number of shares of stock received multiplied by the Buy-Up Fraction and rounded up to the next whole share.

The “Buy-Up Fraction” shall mean the fraction, the numerator of which equals the total Buy-Up Contributions collected during the Determination Period and the denominator of which equals the total premiums paid with respect to the Policy during the Determination Period. The “Determination Period” shall mean the period beginning January 1, 1996 and ending on the December 31, 2001.

(b)  Safekeeping As soon as reasonably possible following the identification of the Plan Proceeds, the Plan Proceeds and any earnings thereon shall be placed in the name of the Plan in an interest-bearing account (in the case of cash) and in a custodial account (in the case of stock).

(c)  Distribution As soon as reasonably possible following the receipt of the Demutualization Proceeds, any Plan Proceeds held in the form of stock shall be sold and converted into cash (net of transaction costs) and the Plan Proceeds (and any earnings thereon) shall be distributed, per capita, to those employees who have, as of January 1, 2002, made valid elections pursuant to section 2.2 of the Plan to make Buy-Up Contributions in the current year.

IN WITNESS WHEREOF, the Corporation has caused this SECOND AMENDMENT TO THE FEDERAL HOME LOAN MORTGAGE CORPORATION LONG-TERM DISABILITY PLAN to be executed by its duly authorized officer, this 12th day of August, 2002.

FEDERAL HOME LOAN
MORTGAGE CORPORATION

Signature:	/s/ Michael W. Hager

Printed Name:	Michael W. Hager

Attest:	/s/ Mollie Roy
Assistant Secretary

Attachment A

			Buy Up	Buy Up	Total
	Core Lives	Core Premium	Lives	Premium	Premiums Paid	%	%
		Employer Paid		Employer Paid		Employer Paid	Employer Paid

1996	3279	$482,855.60	1703	$73,385.76	$556,241.36	87%	13%
1997	3305	$550,300.97	1732	$84,119.53	$634,420.50	87%	13%
1998	3261	$588,735.08	1733	$86,767.54	$675,502.62	87%	13%
1999	3710	$694,009.87	1945	$55,408.09	$749,417.96	93%	7%
2000	3666	$610,144.99	1835	$106,652.98	$716,797.97	85%	15%
2001	3861	$637,667.53	1907	$114,365.59	$752,033.12	85%	15%
		$3,563,714.04		$520,699.49	$4,084,413.53	87%	13%

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